EXHIBIT 24(b)(10)(a)

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the use in this Post-Effective Amendment No. 17under the Securities Act of 1933 and Amendment No. 98 under the Investment Company Act of 1940 to the registration statement on Form N-4 ("Registration Statement") of our reports dated March 24, 2006 and February 22, 2006, relating to the financial statements of PHL Variable Accumulation Account and PHL Variable Insurance Company, respectively, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/PricewaterhouseCoopers LLP
Hartford, Connecticut
December 12, 2006